UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2004

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Item 5. Other Events

A. News release

On March 18, 2004, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. AND HAWAIIAN ELECTRIC COMPANY, INC. ANNOUNCE COMPLETION OF FINANCING TRANSACTIONS TOTALING APPROXIMATELY $200 MILLION

HONOLULU, HAWAII — Hawaiian Electric Industries, Inc. (NYSE - HE) and its electric utility subsidiary, Hawaiian Electric Company, Inc. (HECO), announced today that they completed financing transactions totaling approximately $200 million. “We expect these financing transactions, coupled with plans to redeem trust preferred securities and discontinue the issuance of new issue common stock to satisfy the requirements of our dividend reinvestment and certain other common stock plans, will be accretive to forecasted 2004 net income by $4.4 million and 2004 basic earnings per share by $0.02 per share,” said Robert F. Clarke, chairman, president and chief executive officer. “These transactions result in a win-win situation for the Company and for our shareholders,” added Clarke. “Not only do these transactions result in an increase in net income and earnings per share, they serve to strengthen the Company’s balance sheet.”

Today, HECO issued $50 million of 6.50% HECO-obligated trust preferred securities (NYSE - HEPrU). The proceeds will be used to redeem $50 million of 8.05% HECO-obligated trust preferred securities (NYSE – HEPrQ). On March 17, 2004, HEI issued $50 million of medium-term notes, the proceeds of which will be loaned to HECO on a short-term basis to be used towards the redemption of $50 million of 7.30% HECO-obligated trust preferred securities (NYSE – HEPrT). The $50 million of medium-term notes issued by HEI bears interest at 4.23% per year and matures in 2011. Notices were given today to The Depository Trust Company (DTC) that the 8.05% and 7.30% HECO-obligated trust preferred securities will be redeemed on April 19, 2004, at the redemption price of $25 per security (which is 100% of their liquidation preference) plus an amount equal to accumulated and unpaid distributions from April 1, 2004 up to but not including the redemption date.

On March 16, 2004, HEI issued 2 million shares of common stock at a public offering price of $51.86 per share. Up to 300,000 shares of additional common stock may be issued pursuant to an overallotment option granted in connection with the offering. (If the overallotment option is exercised and 300,000 additional shares are issued, HEI expects forecasted 2004 net income would increase by $4.5 million and 2004 basic earnings per share would not change.) The net proceeds from the sale on March 16th amounted to approximately $99.4 million and will be used, along with other corporate funds, to redeem $100 million of 8.36% HEI-obligated trust preferred securities (NYSE – HEPrS). A notice of an April 16, 2004 redemption of the 8.36% HEI-obligated trust preferred securities was given to DTC on March 16, 2004. The trust preferred securities will be redeemed at a redemption price of $25 per security (which is 100% of their liquidation preference) plus an amount equal to accumulated and unpaid distributions from April 1, 2004 up to but not including the redemption date.

In addition to the foregoing financing and redemption transactions, HEI announced plans to discontinue the issuance of common stock to satisfy the requirements of its dividend reinvestment and certain other common stock plans effective March 23, 2004. On and after that date, shares of common stock necessary to meet the requirements of HEI’s dividend reinvestment and certain other common stock plans will be purchased on the open market. A commission fee of $0.03 per share will be charged to investors purchasing stock through HEI’s dividend reinvestment plan. In 2003, approximately 1 million shares of HEI common stock were issued to satisfy the requirements of HEI’s dividend reinvestment and certain other common stock plans. Investors may purchase shares of HEI common stock through HEI’s dividend reinvestment plan by contacting shareholder services at (808) 532-5841 between the hours of 7:30 a.m. and

4:00 p.m. HST. Investors may also contact shareholder services via mail at P.O. Box 730, Honolulu, Hawaii 96808-0730; facsimile at (808) 532-5868; or email at invest@hei.com. This news release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

HEI and its subsidiaries are a critical part of Hawaii’s economy. HEI supplies power to over 400,000 customers or 93% of the Hawaii market and a wide array of banking and other financial services to consumers and businesses through the state’s third largest bank.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements and Risk Factors” discussion (which is incorporated by reference herein) set forth on page vi of HEI’s 2003 Annual Report filed on Form 10-K, as amended, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

#

B. Sales of Securities

On March 16, 2004, HEI completed the sale of 2 million shares of common stock pursuant to a Purchase Agreement dated March 10, 2004 among HEI and the several underwriters named in the agreement. The shares were issued under an omnibus shelf registration statement registering up to $200 million of debt and equity securities (Registration No. 333-113120, 333-113120-01 and 333-113120-02). The underwriters under the Purchase Agreement have a 30-day option to purchase up to an additional 300,000 shares to cover overallotments. The net proceeds from the sale amounted to $99.4 million and will be used, along with other corporate funds, to redeem $100 million aggregate principal amount of 8.36% Trust Originated Preferred Securities (HEI Trust Preferred Securities) issued by Hawaiian Electric Industries Capital Trust I in 1997. Notice of redemption of the HEI Trust Preferred Securities on April 16, 2004 was given to The Depository Trust Company (DTC) on March 16, 2003. Hawaiian Electric Industries Capital Trust I and the other financing entities involved in the 1997 financing, including HEI Preferred Funding, LP and Hycap Management, Inc. are expected to be dissolved following completion of the redemption of the trust preferred securities and related intercompany securities.

On March 17, 2004, HEI sold $50 million of its 4.23% Medium-Term Notes, Series D due March 15, 2011. The sale was made under a $300 million shelf registration statement for HEI’s Series D Medium Term Notes, of which $150 million have now been issued and are outstanding. The net proceeds from this sale are expected to be used to make a short-term loan to HECO, to assist HECO and its subsidiaries, Maui Electric Company, Limited (MECO) and Hawaii Electric Light Company, Inc. (HELCO) in redeeming the 7.30% Cumulative Quarterly Income Preferred Securities (which have an aggregate liquidation preference of $50 million) issued for the benefit of HECO, MECO and HELCO by HECO Capital Trust II in 1998, and for other general corporate purposes. Until such application, the proceeds from the sale of the 4.23% Medium-Term Notes will be invested in short-term investments. It is anticipated that HECO will pay down the short-term loan over time with funds saved from lower dividends to HEI.

On March 18, 2004, HECO Capital Trust III issued and sold 2 million of its 6.500% Cumulative Quarterly Income Preferred Securities (liquidation preference $25 per preferred security), Series 2004 ($50 million aggregate liquidation preference) pursuant to an Underwriting Agreement dated March 11, 2004 among HECO, HELCO and MECO, HECO Capital Trust III and the several Underwriters named therein. The sale was made under a Registration Statement filed by HECO, HELCO, MECO and HECO Capital Trust III in December 2003, as amended (Registration No. 333-111073, 333-111073-01, 333-111073-02 and 333-111073-03). The proceeds from the sale by HECO Capital Trust III were loaned to HECO, HELCO and MECO and have been deposited with the trustee for HECO Capital Trust I and will be applied by the trustee, to redeem $50 million aggregate liquidation preference of 8.05% Cumulative Quarterly Income Preferred Securities issued by HECO Capital Trust I in 1997.

Notice of redemption on April 19, 2004 of the 8.05% Cumulative Quarterly Income Preferred Securities issued in 1997 by HECO Capital Trust I and the 7.30% Cumulative Quarterly Income Preferred Securities issued by HECO Capital Trust II in 1998 was given to DTC on March 18, 2004. HECO Capital Trust I and HECO Capital Trust II will be dissolved following the redemption of their preferred and common securities. The common securities of HECO Capital Trusts I and II, as well as the common securities of HECO Capital Trust III, are owned by HECO.

Also, see “Forward-Looking Statements” in Item 5.A. above.

Item 7. Exhibits

Exhibit No.	Description
HEI

HEI Exhibit 1(a)	Purchase Agreement, dated March 10, 2004, among HEI and the several Underwriters named therein.

HEI Exhibit 4(a)	HEI 4.23% Medium-Term Note, Series D due March 15, 2011.

HEI Exhibit 5(a)	Opinion of Goodsill Anderson Quinn & Stifel LLP relating to 2,000,000 shares of Common Stock (including consent).

HEI Exhibit 5(b)	Opinion of Goodsill Anderson Quinn & Stifel LLP relating to the 4.23% Medium-Term Note (including consent).

HEI Exhibit 5(c)	Opinion of Pillsbury Winthrop LLP relating to the 4.23% Medium-Term Note (including consent).

HEI Exhibit 99(a)	Pricing Supplement No. 3 to Registration Statement on Form S-3 of HEI (Registration No. 333-87782) filed on March 15, 2004 in connection with the sale of the 4.23% Medium-Term Note, Series D.

Exhibit No.	Description
HECO

HECO Exhibit 1(b)	Underwriting Agreement, dated March 11, 2004, among HECO, MECO, HELCO, HECO Capital Trust III and the several Underwriters named therein.

HECO Exhibit 4(b)	Certificate of Trust of HECO Capital Trust III (incorporated by reference to Exhibit 4(a) to Registration No. 333-111073).

HECO Exhibit 4(c)	Amended and Restated Trust Agreement of HECO Capital Trust III dated as of March 1, 2004.

HECO Exhibit 4(d)	6.500% Quarterly Income Trust Preferred Security issued by HECO Capital Trust III, dated March 18, 2004.

HECO Exhibit 4(e)	6.500% Trust Common Security of HECO Capital Trust III.

HECO Exhibit 4(f)	HECO Junior Indenture with The Bank of New York, as Trustee, dated as of March 1, 2004.

HECO Exhibit 4(g)	6.500% Junior Subordinated Deferrable Interest Debenture, Series 2004 issued by HECO, dated March 18, 2004.

HECO Exhibit 4(h)	MECO Junior Indenture with The Bank of New York, as Trustee, including HECO Subsidiary Guarantee, dated as of March 1, 2004.

HECO Exhibit 4(i)	6.500% Junior Subordinated Interest Debenture, Series 2004 issued by MECO, dated March 18, 2004.

HECO Exhibit 4(j)	HELCO Junior Indenture with The Bank of New York, as Trustee, including HECO Subsidiary Guarantee, dated as of March 1, 2004.

HECO Exhibit 4(k)	6.500% Junior Subordinated Interest Debenture, Series 2004 issued by HELCO, dated March 18, 2004.

HECO Exhibit 4(l)	Trust Guarantee Agreement between The Bank of New York, as Trust Guarantee Trustee, and HECO dated as of March 1, 2004.

HECO Exhibit 4(m)	Expense Agreement, dated March 1, 2004, among HECO Capital Trust III, HECO, MECO and HELCO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Eric K. Yeaman	/s/ Richard A. von Gnechten
Eric K. Yeaman	Richard A. von Gnechten
Financial Vice President, Treasurer and Chief Financial Officer	Financial Vice President
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: March 19, 2004	Date: March 19, 2004